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                                                                    Exhibit 10.3

                                  AMENDMENT TO
                                  ------------
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made this 4th day of August, 1997, between RES-CARE, INC., a Kentucky corporation (the "Company"), and JEFFREY M. CROSS (the "Employee").

         RECITALS:
         ---------

         WHEREAS, the Company and the Employee executed that certain Employment Agreement dated as of January 1, 1997 (the "Employment Agreement"); and

         WHEREAS, the Board of Directors of the Company recognizes that the Employee's contribution to the growth and success of the Company has been substantial and wishes to modify the Employment Agreement to accelerate the granting of certain options to purchase shares of Company common stock.

         AGREEMENT:
         ----------

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         1. Section 3(d) of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

         (d) PARTICIPATION IN STOCK OPTION PLAN. Employee shall be entitled to participate in the Company stock option plan which is applicable to its managerial employees. On August 15, 1997, Em ployee shall be granted options to purchase 25,000 shares of Company common stock, which options shall vest and be exercisable on August 15, 1998 if Employee is then employed hereunder. Provided Em ployee continues to be employed hereunder, on August 15, 1998, Employee shall be granted options to purchase 50,000 shares of Company common stock, and provided Employee continues to be employed hereunder, 25,000 of such options shall vest and be exercisable on August 15, 1999 and the remaining 25,000 of such options shall vest and be exercisable on August 15, 2000. Any stock options granted to Employee pursuant to this paragraph (d) shall have an exercise price based upon the closing sale price of Company common stock as reported on the NASDAQ National Market System on the respective date of grant and the number of shares which are subject to such options shall be


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                  equitably adjusted for stock splits, stock dividends,
                  recapitalizations and the like occurring after the date hereof.

         2. Except as otherwise specifically set forth in this Amendment, the Employment Agreement shall be unamended and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year set forth above.

                                  RES-CARE, INC.


                                  By:
                                      -----------------------------------------
                                           Ronald G. Geary
                                           President and Chief Executive Officer





                                  ---------------------------------------------
                                  Jeffrey M. Cross



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